Exhibit "A"

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE is made and entered into on the 28thday of August, 2017, by and between **G2 International**, a Texas corporation ("**Assignor**") and **BlackBoxstocks Inc.**, a Nevada Corporation ("**Assignee**").

W I T N E S S E T H:

WHEREAS Teachers Insurance and Annuity Association of America, a New York Corporation as landlord, and Assignor, as tenant, entered into that certain Lease, (the **"Lease"**) dated March 26, 2015, and amended June 12, 2015, demising the premises and the improvements in suite 1485 of the building commonly known as Three Lincoln Center located at 5430 LBJ Freeway, Texas; and

WHEREAS, Assignor desires to assign, and Assignee desires to acquire, all of Assignor's right, title and interest as tenant under the Lease.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby covenant and agree as follows:

1. Assignor hereby sells, assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, all of Assignor's right, title and interest as tenant in and to the Lease, together with any security deposit deposited thereunder.

2. Assignee hereby agrees to assume and perform all of the covenants, duties and obligations of Assignor under the Lease to the same extent as if Assignee had originally been named as "Tenant" under the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Lease to be executed on the day and year first written above.

ASSIGNOR:

G2 International
a Texas corporation

By: ______________________
Name: Gust Kepler
Title: President / CEO

ASSIGNEE:

Blackboxstocks Inc.
A Nevada corporation

By: ______________________
Name: Gust Kepler
Title: President / CEO